Exhibit 99.1

FOR RELEASE:		March 9, 2011

Contact:	Stephen P. Theobald
Executive Vice President
Chief Financial Officer
(757) 217-1000

Hampton Roads Bankshares Announces Fourth Quarter and Full Year Financial Results for 2010

•	Net loss in the fourth quarter of $34.7 million

•	Completion of remainder of $295 million recapitalization

•	$50 million decline in nonperforming assets during the fourth quarter

Norfolk, VA, March 9, 2011:  Hampton Roads Bankshares, Inc. (the “Company”) (Nasdaq:  HMPR), the holding company of Bank of Hampton Roads and Shore Bank, today announced financial results for the fourth quarter and full year of 2010.  The Company reported a net loss of $34.7 million for the quarter, compared to a net loss (as restated) of $152.2 million for the fourth quarter of 2009.  For the full year the Company reported a net loss of $211.3 million, with a net loss to common shareholders of $99.2 million.  The full year loss included provisions for loan losses of $211.8 million.

During the fourth quarter, the Company completed the remainder of its $295 million capital raise, resulting in an additional $60 million of equity capital during the quarter.  “As one of the few financial institutions successfully recapitalized in 2010, we are pleased to have our capital raise completed,” said John A. B. “Andy” Davies, Jr., President and Chief Executive Officer.  “This is the beginning of a new era for the Company, its shareholders, loyal customers and our team members.”

As of December 31, 2010, the Company exceeded the regulatory capital minimums and Bank of Hampton Roads and Shore Bank were both considered “well-capitalized” under the risk-based capital standards.

In addition, the Company reported a decline of $50.1 million in nonperforming assets during the fourth quarter, from $365.5 million at September 30, 2010 to $315.4 million on December 31, 2010.  Said Davies, “The decline in nonperforming assets is very gratifying to see and is a real testament to the hard work and effort of our team.  Continuing to clean up our balance sheet remains job one.  We have and will continue to focus resources specifically on managing our nonperforming assets.”  Nonperforming assets represented 11% of total assets at December 31, 2010.

As of December 31, 2010, total assets were $2.9 billion, down from $3.1 billion at September 30, 2010, as loans outstanding declined from $2.1 billion at September 30, 2010 to $1.96 billion at December 31, 2010 due primarily to reductions in nonperforming loans during the quarter.  Total deposits declined during the fourth quarter from $2.59 billion to $2.42 billion as the Company continued to reduce its excess cash position and reduce its reliance on wholesale funding.  During 2010, the Company reduced its brokered deposits by nearly $250 million, from $386.4 million at December 31, 2009 to $136.8 million at December 31, 2010.

Net interest income for the fourth quarter of 2010 was $18.4 million compared to $17.9 million for the third quarter of 2010, as success in lowering deposit costs and reducing cash balances offset reduced interest income from continued reductions in the size of the loan portfolio.  The provision for loan losses was $27.9 million for the fourth quarter of 2010, compared to $83.7 million in the third quarter.

Noninterest income declined from $6 million in the third quarter to $1.8 million in the fourth quarter as lower origination volumes led to lower mortgage revenue quarter over quarter and impairment charges on foreclosed and repossessed assets increased during the quarter.  Noninterest expense increased from $24.8 million in the third quarter to $26.5 million in the fourth quarter due primarily to increased costs related to managing the nonperforming assets.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates twenty-nine banking offices in the Hampton Roads region of southeastern Virginia and twenty-one offices in Virginia and North Carolina doing business as Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.”  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Use of Non-GAAP Financial Measures

This earnings press release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations or financial position.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the Form 8-K filed related to this release.  The Form 8-K can be found on the EDGAR website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov or our website at www.hamptonroadsbanksharesinc.com.

Caution About Forward-Looking Statements

Certain statements made in this earnings press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about cleaning up the Company’s balance sheet and managing nonperforming assets in the future.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, and the Company’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2010, as amended, June 30, 2010, and September 30, 2010, and other filings made with the SEC.

Hampton Roads Bankshares, Inc.
Financial Highlights
Unaudited
(in thousands, except per share data)

Operating Results	Q4 2010	Q3 2010	Q4 2009

Interest income	$28,583	$29,496	$34,798
Interest expense	10,197	11,553	8,097
Net interest income	18,386	17,943	26,701
Provision for loan losses	27,865	83,684	65,666
Noninterest income	1,751	5,955	2,998
Noninterest expense	26,518	24,779	78,911
Income tax expense (benefit)	40	(85)	37,333
Net income (loss)	(34,286)	(84,480)	(152,211)
Preferred stock dividend and accretion of discount	400	(114,499)	1,370
Net income (loss) available to common shareholders	(34,686)	30,019	(153,581)

Per Share Data

Earnings (loss) per share:
Basic	$(0.05)	$1.02	$(7.02)
Diluted	(0.05)	1.02	(7.02)
Common dividends declared	-	-	-
Book value per common share	0.23	0.25	(0.45)
Book value per common share - tangible	0.22	0.23	(1.03)

Balance Sheet at Period-End

Total assets	$2,900,156	$3,067,572	$2,919,576
Gross loans	1,958,767	2,101,085	2,426,692
Allowance for loan losses	157,253	163,253	132,697
Total securities	358,600	190,159	190,841
Intangible assets	10,858	11,353	12,839
Total deposits	2,420,161	2,593,110	2,495,040
Total borrowings	263,206	268,872	277,469
Shareholders' equity	190,795	168,543	125,013
Shareholders' equity - tangible	179,937	157,190	112,174
Common shareholders' equity	190,795	168,543	(9,957)
Common shareholders' equity - tangible	179,937	157,190	(22,796)

Daily Averages

Total assets	$2,979,823	$2,898,484	$3,067,669
Gross loans	1,823,109	1,879,696	2,488,972
Total securities	260,109	197,719	164,780
Intangible assets	11,115	11,632	65,375
Total deposits	2,519,922	2,573,022	2,461,746
Total borrowings	265,668	272,685	300,100
Shareholders' equity	166,313	30,418	280,298
Shareholders' equity - tangible	155,198	18,786	214,922
Common shareholders' equity	166,313	(103,976)	145,538
Common shareholders' equity - tangible	155,198	(115,608)	80,162
Interest-earning assets	2,621,497	2,453,842	2,842,542
Interest-bearing liabilities	2,549,412	2,598,025	2,476,365

Financial Ratios	Q4 2010	Q3 2010	Q4 2009

Return on average assets	-4.75%	3.88%	-20.87%
Return on average common equity	-82.74%	-114.54%	-418.66%
Return on average common equity - tangible	-88.67%	-103.02%	-760.11%
Net interest margin	2.78%	2.91%	3.73%
Efficiency ratio	131.69%	103.69%	265.70%
Efficiency ratio excluding goodwill impairment	131.69%	103.69%	78.14%
Tangible common equity to tangible assets	6.23%	5.14%	-0.78%

	Twelve months ended
Operating Results	December 31, 2010	December 31, 2009

Interest income	$122,199	$149,445
Interest expense	46,240	44,294
Net interest income	75,959	105,151
Provision for loan losses	211,800	134,223
Noninterest income	18,638	22,325
Noninterest expense	95,332	170,795
Income tax expense (benefit)	(2,179)	23,908
Net income (loss)	(211,339)	(201,450)
Preferred stock dividend and accretion of discount	(111,131)	8,689
Net income (loss) available to common shareholders	(99,225)	(210,139)

Per Share Data

Earnings (loss) per share:
Basic	$(0.51)	$(9.63)
Diluted	(0.51)	(9.63)
Common dividends declared	-	0.22
Book value per common share	0.23	(0.45)
Book value per common share - tangible	0.22	(1.03)

Balance Sheet at Period-End

Total assets	$2,900,156	$2,919,576
Gross loans	1,958,767	2,426,692
Allowance for loan losses	157,253	132,697
Total securities	358,600	190,841
Intangible assets	10,858	12,839
Total deposits	2,420,161	2,495,040
Total borrowings	263,206	277,469
Shareholders' equity	190,795	125,013
Shareholders' equity - tangible	179,937	112,174
Common shareholders' equity	190,795	(9,957)
Common shareholders' equity - tangible	179,937	(22,796)

Daily Averages

Total assets	$2,891,402	$3,072,474
Gross loans	2,034,022	2,418,983
Total securities	217,379	162,298
Intangible assets	11,875	76,438
Total deposits	2,549,969	2,325,606
Total borrowings	272,517	397,616
Shareholders' equity	135,472	316,381
Shareholders' equity - tangible	123,597	239,943
Common shareholders' equity	135,472	181,519
Common shareholders' equity - tangible	123,597	105,081
Interest-earning assets	2,615,580	2,663,347
Interest-bearing liabilities	2,579,954	2,464,976

Financial Ratios	December 31, 2010	December 31, 2009

Return on average assets	-3.43%	-6.84%
Return on average common equity	-287.64%	-115.38%
Return on average common equity - tangible	-170.20%	-199.98%
Net interest margin	2.90%	3.95%
Efficiency ratio	101.28%	138.63%
Efficiency ratio excluding goodwill impairment	101.28%	69.77%
Tangible common equity to tangible assets	6.23%	-0.78%

Allowance for Loan Losses

Beginning balance	$132,697	$51,218
Provision for losses	211,800	134,223
Charge-offs	(193,426)	(53,536)
Recoveries	6,182	792
Allowance acquired through merger	-	-
Ending balance	157,253	132,697

Nonperforming Assets at Period-End

Nonaccrual loans - ASC 310-30	$19,431	$60,688
Nonaccrual loans - all other	236,561	187,615
Total nonaccrual loans	255,992	248,303
Loans 90 days past due and still accruing interest	-	-
Repossessed assets	59,423	8,867
Total nonperforming assets	315,415	257,170

Asset Quality Ratios

Annualized net chargeoffs (recoveries) to average loans	-9.21%	-2.18%
Nonperforming loans to total loans	13.07%	10.23%
Nonperforming assets to total assets	10.88%	8.81%
Allowance for loan losses to total loans	8.03%	5.47%

Composition of Loan Portfolio at Period-End	December 31, 2010	December 31, 2009

Commercial	$304,550	$361,256
Construction	475,284	757,702
Real-estate commercial	658,969	740,570
Real-estate residential	487,559	524,853
Installment	32,708	42,858
Deferred loan fees and related costs	(303)	(547)
Total loans	1,958,767	2,426,692

(1) Represents acquired loans which were recorded at their
estimated present values at the acquisition date, in accordance with ASC 310-30